Exhibit 23.2

THE LAW OFFICE OF

CONRAD C. LYSIAK, P.S.

601 West First Avenue, Suite 903

Spokane, Washington 99201

(509) 624-1475

FAX: (509) 747-1770

EMAIL: cclysiak@lysiaklaw.com

CONSENT

            I HEREBY CONSENT to the inclusion of my name in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Panama Dreaming Inc.

            I FURTHER CONSENT to the summarization of my opinion, as set forth in Exhibit 5.1 to the Registration Statement, in the prospectus.

            DATED this 25th day of October, 2011.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

BY:	CONRAD C. LYSIAK
Conrad C. Lysiak